UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 5, 2015. Stockholders took the following actions:

•	elected ten (10) directors for one-year terms ending at the 2016 annual meeting of stockholders (Proposal 1);

•	approved the Company’s Amended Stock Plan for Non-Employee Directors (Proposal 2);

•	approved the Company’s Amended and Restated Deferred Compensation Plan for Non-Employee Directors (Proposal 3);

•	approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 4); and

•	ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 (Proposal 5).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstained	Broker Non-Votes
Christopher B. Begley	130,307,872	310,367	750,984	13,206,365
Betsy J. Bernard	130,123,730	501,074	744,419	13,206,365
Paul M. Bisaro	130,085,545	534,856	748,822	13,206,365
Gail K. Boudreaux	130,355,030	269,733	744,460	13,206,365
David C. Dvorak	130,300,786	323,341	745,096	13,206,365
Michael J. Farrell	130,069,268	553,100	746,855	13,206,365
Larry C. Glasscock	129,599,847	1,018,582	750,794	13,206,365
Robert A. Hagemann	130,308,302	312,744	748,177	13,206,365
Arthur J. Higgins	130,094,718	525,573	748,932	13,206,365
Cecil B. Pickett, Ph.D.	130,074,591	551,812	742,820	13,206,365

Proposal 2 – Approval of Amended Stock Plan for Non-Employee Directors

For	Against	Abstained	Broker Non-Votes
125,988,281	4,468,057	912,885	13,206,365

Proposal 3 – Approval of Amended and Restated Deferred Compensation Plan for Non-Employee Directors

For	Against	Abstained	Broker Non-Votes
127,951,466	2,485,485	932,272	13,206,365

Proposal 4 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstained	Broker Non-Votes
125,040,326	5,164,492	1,164,405	13,206,365

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-Votes
142,311,960	1,090,537	1,173,091	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary